                                                                  Exhibit 3.1(B)


                            ARTICLES OF INCORPORATION

                                       OF

                        OCEANIC PROPERTIES ARIZONA, INC.

                  The undersigned, being natural persons capable of contracting, do hereby act as incorporators in adopting the following Articles of Incorporation for the purpose of incorporating a corporation for profit pursuant to the provisions of the General Corporation Law of the State of Arizona.

         FIRST: The name of the corporation (hereinafter called the "corporation") is Oceanic Properties Arizona, Inc.


         SECOND: The duration of the corporation shall be perpetual.


         THIRD: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Arizona.

         The corporation shall have all of the powers conferred upon corporations incorporated under the General Corporation Law of the State of Arizona.

         FOURTH: The character of the business, briefly stated, which the corporation intends to conduct in the State of Arizona is as follows:


                             Real Estate Development

         FIFTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000, all of which are of a par value of $1.00 (one dollar) each, and all are to be Common shares.

         SIXTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to preemptive rights in the shares of any class of the corporation.

         SEVENTH: The name of the initial statutory agent of the corporation in the state of Arizona is The Prentice-Hall Corporation System, Inc. and the address of the office of said statutory agent is 3035 East Weldon, Phoenix, AZ 85016.

         EIGHTH: The number of directors constituting the initial Board of Directors of the corporation is 3 (three).

                  The name and the address of each of the persons who are to serve as directors of the corporation until the first annual meeting of shareholders or until their successors be elected and qualified are as follows:

                    Name                                  Address
                    ----                                  -------
                 Bill Mills                            P. O.  Box 2990
                                                       Honolulu, HI  96802

                 Everett Dowling                       10900 Wilshire Boulevard
                                                       Los Angeles, CA  90024

                 George Yim                            P. O. Box 2990
                                                       Honolulu, HI  96802

         NINTH: The name and address of the incorporators of the corporation are as follows:

                          Name                                  Address
                          ----                                  -------
                 Randall H. Johnson                    10900 Wilshire Boulevard
                                                         Los Angeles, CA  90024

                 Judith Williamson                     10900 Wilshire Bolevard
                                                         Los Angeles, CA  90024



         TENTH: 1. Whenever the corporation shall be engaged in exploiting wasting assets or primarily engaged in the liquidation of specific assets, the Board of Directors may establish depletion reserves with respect to such assets, and dividends may be declared and paid in cash out of such depletion reserves.

         2. The Board of Directors of the corporation may, from time to time, and in conformity with the provisions of the General Corporation Law of the State of Arizona, distribute to its shareholders in partial liquidation out of capital surplus of the corporation a portion of its assets in cash or property.

         3. The corporation may purchase its own shares from unreserved and unrestricted capital surplus available therefor in conformity with the provisions of the General Corporation Law of the State of Arizona.

         4. Shareholders entitled to vote in an election of directors may cumulate their votes in any such election, and a plurality of the votes cast at a meeting at which a quorum is present shall elect.

         5. The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of Section 10-054 of the General Corporation Law of the State of Arizona, as the same may be amended and supplemented.

                  Signed as of the 12th day of January, 1988

                             /s/ Randall H. Johnson
                             ------------------------------
                             Randall H. Johnson

                             /s/ Judith Williamson
                             ------------------------------
                             Judith Williamson

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                        OCEANIC PROPERTIES ARIZONA, INC.

                             an Arizona corporation

To the State of Arizona Corporation Commission
State of Arizona

                  Pursuant to the provisions of the General Corporation Law of the State of Arizona, the domestic corporation hereinafter named does hereby adopt the following articles of amendment:

                  1. The name of the corporation is Oceanic Properties Arizona, Inc., an Arizona corporation.

                  2. The amendment of the Articles of Incorporation of the corporation which has been adopted is as follows: Article FIRST of the Articles of Incorporation, relating to the name of the corporation, is hereby amended so as to read as follows:

                     "FIRST: The name of the corporation is:

                          CASTLE & COOKE ARIZONA, INC."

                  3. The shareholders entitled to vote of the corporation adopted the aforesaid amendment on November 16, 1990.

                  4. The number of shares which were outstanding at the time of the adoption of the foresaid amendment is 1,000, all of which are of one class, and all of which are entitled to vote.

                  5. The number of the outstanding shares where were voted for the aforesaid amendment is 1,000, and the number of shares which were voted against the same is zero.

                  Executed on November 16, 1990.

                                  OCEANIC PROPERTIES ARIZONA, INC.

                                  By:    /s/ Glenn D. Hierlmeier
                                         ------------------------------
                                         Glenn D. Hierlmeier
                                         Its President

                                         /s/ J. Brett Tibbitts
                                         ------------------------------
                                         J. Brett Tibbitts
                                         Its Secretary

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                          CASTLE & COOKE ARIZONA, INC.
                             an Arizona corporation

To the Corporation Commission of the State of Arizona:

                  Pursuant to the provisions of the General Corporation Law of the State of Arizona, the domestic corporation hereinafter named does hereby adopt the following articles of amendment:.

                  1. The name of the corporation is Castle & Cooke Arizona, Inc., an Arizona corporation.

                  2. The amendment of the Articles of Incorporation of the corporation which has been adopted is as follows: Article FIRST of the Articles of Incorporation, relating to the name of the corporation, is hereby amended so as to read as follows:

                     "FIRST: The name of the corporation is:

                               CALAZO CORPORATION"

                  3. The shareholder entitled to vote of the corporation adopted the aforesaid amendment on December 20, 1995.

                  4. The number of shares which were outstanding at the time of the adoption of the foresaid amendment is 1,000, all of which are of one class, and all of which are entitled to vote.

                  5. The number of the outstanding shares which were voted for the aforesaid amendment is 1,000, and the number of shares which were voted against the same is zero.

                  Executed as of the 21st day of December, 1995.

                                       CASTLE & COOKE ARIZONA, INC.

                                       By: /s/ Laura Whitaker
                                           --------------------------------
                                           Laura Whitaker
                                           Vice President

                                      By:  /s/ Carol A. Stringer
                                           --------------------------------
                                           Carol A. Stringer,
                                           Asst. Secretary